UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 18, 2010
(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	34-6542451 (I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 18, 2010, KeyCorp issued a press release announcing that Henry L. Meyer III, Chairman, Chief Executive Officer and President of KeyCorp, would retire as Chairman and Chief Executive Officer of KeyCorp on May 1, 2011, that Mr. Meyer would also retire from the KeyCorp Board of Directors on that date, and that, to facilitate the election of Beth E. Mooney as Chief Operating Officer and President, Mr. Meyer would retire as President of KeyCorp immediately.
KeyCorp also announced that the KeyCorp Board of Directors had elected Beth E. Mooney, presently Vice Chair and head of Community Banking at KeyCorp, as KeyCorp’s Chief Operating Officer and President as well as a Director of KeyCorp and that Ms. Mooney had been elected Chair and Chief Executive Officer of KeyCorp, as well as President, upon Mr. Meyer’s retirement on May 1, 2011.
Finally, KeyCorp announced that Lauralee E. Martin has resigned from the KeyCorp Board of Directors as of the conclusion of the Board of Directors November 18, 2010 meeting. The press release noted that Ms. Martin’s resignation was based on a mutual decision from a corporate governance perspective due to a growing and independently developed relationship between KeyCorp and Jones Lang LaSalle, Inc., where Ms. Martin serves as Chief Operating and Financial Officer and that her resignation was not based on any disagreement with KeyCorp.
A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	Press release dated November 18, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP (Registrant)
Date: November 18, 2010	/s/ Steven N. Bulloch
By: Steven N. Bulloch
Assistant Secretary